Exhibit 8.1

Exhibit 8.1 – Subsidiaries of the Company as at January 1, 2005

Air Systems Components		Industrial & Automotive
Air System Components LP	(USA)	Formflo Ltd
Hart & Cooley Inc	(USA)	Gates GmbH	(Germany)
Ruskin Company	(USA)	Gates SA	(France)
Ruskin Air Management Ltd		Gates Argentina SA	(Argentina)
Ruskin (Thailand) Company Ltd	(Thailand)	Gates Australia Pty Ltd	(Australia)
		Gates do Brasil Industria e Comercio Ltda	(Brazil)
		Gates Canada Inc	(Canada)
		The Gates Corporation	(USA)
		Gates Europe NV	(Belgium)
		Gates (India) Private Ltd	(India)
Engineered & Construction Products		Gates Korea Company Ltd	(Korea)
Aquatic Industries Inc	(USA)	(ordinary shares—51% owned)
Dearborn Mid-West Conveyor Company	(USA)	Gates Mectrol Inc	(USA)
Dexter Axle Company Inc	(USA)	Gates Polska S.p.z.o.o.	(Poland)
Lasco Bathware Inc	(USA)	Gates Rubber Company (NSW) Pty Ltd	(Australia)
Lasco Fittings Inc	(USA)	Gates Rubber Company (Singapore) Pte Ltd	(Singapore)
Philips Products Inc	(USA)	Gates Rubber (Shanghai) Co Ltd	(China)
		Gates Rubber de Mexico SA de CV	(Mexico)
		Gates (U.K.) Ltd	(Scotland)
		Gates Unitta Power Transmission (Suzhou) Ltd	(China)
(ordinary shares – 51% owned)
		Gates Unitta Power Transmission (Shanghai) Ltd	(China)
(ordinary shares – 51% owned)
		Gates Unitta Asia Company Ltd	(Japan)
(ordinary shares – 51% owned)
		Gates Unitta Asia Trading Company Pte Ltd	(Singapore)
(ordinary shares – 51% owned)
		Gates Unitta (Thailand) Company Ltd.	(Thailand)
		Gates Vulca SA	(Spain)
		Ideal	(USA)
		Ideal International SA*	(Mexico)
(ordinary shares - 40% owned)
		Plews/Edelmann	(USA)
		Schrader Bridgeport International Inc	(USA)
		Schrader Bridgeport Brasil Ltda	(Brazil)
		Schrader Duncan Ltd *	(India)
(ordinary shares – 50% owned)
		Schrader Electronics Ltd	(Northern Ireland)
		Schrader – Lu Hai Rubber Metal (Kunshan) Co Ltd	(China)
(ordinary shares – 60% owned)
		Schrader SA	(France)
		Stackpole Ltd	(Canada)
		Standard-Thomson Corporation	(USA)
		Stant Manufacturing, Inc	(USA)
Trico Ltd
		Trico Latinoamericana, SA	(Argentina)
		Trico Products Corporation	(USA)
		Trico Pty Ltd	(Australia)

+	Directly owned by Tomkins plc
*	Associated undertaking